Exhibit 99.1

Riverbed Reports Second Quarter Fiscal Year 2014 Results

July 24, 2014--Riverbed Technology (NASDAQ:RVBD), the leader in application performance infrastructure, today reported financial results for its second quarter fiscal 2014 (Q2'14) ended June 30, 2014.
Q2’14 GAAP Financials
GAAP revenue for Q2'14 was $264 million, compared to $250 million in the second quarter of 2013 (Q2’13), representing 6% year-over-year growth. GAAP net income for Q2'14 was $6.8 million, or $0.04 per diluted share, compared to a net loss of $16.5 million, or ($0.10) per diluted share, in Q2'13.

(Dollars in millions, except EPS)
	Q2’14	Q1’14	Q2’13	Change Q/Q	Change Y/Y
Revenue	$264	$265	$250	—%	6%
Net Income	$6.8	$3.3	$(16.5)	$3.5	$23.3
EPS	$0.04	$0.02	$(0.10)	$0.02	$0.14

Q2’14 Non-GAAP Financials
Non-GAAP revenue for Q2’14 was $264 million, an increase of 4% compared to $255 million in Q2'13. Non-GAAP net income for Q2’14 was $42.6 million, or $0.26 per diluted share, compared to non-GAAP net income of $36.6 million, or $0.22 per diluted share, in Q2'13.

(Dollars in millions, except EPS)
	Q2’14	Q1’14	Q2’13	Change Q/Q	Change Y/Y
Revenue	$264	$266	$255	(1)%	4%
Net Income	$42.6	$40.4	$36.6	5%	17%
EPS	$0.26	$0.24	$0.22	$0.02	$0.04

"Second quarter financial results were in-line with our revised guidance and were affected by longer sales cycles primarily attributed to certain verticals and territories,” said Jerry M. Kennelly, chairman and CEO. “Despite this, our ongoing commitment to disciplined expense management enabled us to deliver solid earnings per share consistent with the expectations we outlined at the outset of the quarter,” continued Kennelly. “Riverbed is undergoing an exciting transformation. Our vision and strategies enable our customers to embrace location-independent computing through a comprehensive platform of solutions. We made important strides in the second quarter to extend beyond our core WAN optimization business as evidenced by the number of multi-product transactions which increased both sequentially and year over year, and we expect this to accelerate our growth in the second half of the year and lead to long term sustainable growth in revenue and EPS.”
Q2’14 Business Highlights

•	Positioned as a leader in Gartner’s 2014 “Magic Quadrant for WAN Optimization” for the seventh consecutive year.

•
Introduced new features in Riverbed® SteelApp™ Traffic Manager 9.6 and Riverbed SteelApp Services Controller 1.2 that make cloud applications and websites more secure and enable faster and easier deployment.

•
Expanded the Riverbed® SteelCentral™ product family, enhancing the industry’s leading performance management suite.  Announced Riverbed SteelCentral AppResponse 9.0 and NetProfiler 10.6 to allow IT teams to share data more easily, identify trends faster and make performance data more relevant.  Introduced a virtual edition of Riverbed SteelCentral NetExpress 460, which provides visibility into private cloud or software-defined data center environments running virtualized networks.

•
Announced Riverbed® SteelFusion™ validation with the EMC VSPEX Proven Infrastructure, which offers an open integration approach that brings together best-in-class technologies to create and deliver flexible IT solutions for customers.

•
Announced Riverbed® SteelHead™ 8.6 to support application acceleration for the Microsoft Azure cloud and expand optimization and acceleration of application delivery across 90% of public cloud deployments. Riverbed also introduced, SteelHead CX 7055v, an enterprise-scale virtual solution delivering up to 1Gbps of optimized traffic for private and hybrid clouds.

Q3’14 Outlook
The Company provides the following financial guidance for the third quarter of fiscal year 2014:

•	Non-GAAP revenues are expected to be in the range of $285 to $291 million

•	Non-GAAP earnings per share is expected to be in the range of $0.30 to $0.32 per share

Riverbed will host a conference call today, July 24, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its second quarter 2014 results and outlook for the third quarter of 2014. The call will be broadcast live over the Internet at http://www.riverbed.com/investors and a replay of the webcast will also be available for 12 months.

Use of Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operating expenses. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory that would not have otherwise been recorded by the acquired entity.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future revenues as well.
Acquisition related expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, facilities consolidation and exit costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration.
Other expenses are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. In this quarter, Other expenses included:
Operating lease not in service - We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straight line basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We occupied the new facility in the second quarter of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.
Non-routine corporate governance and shareholder matters - Beginning in the fourth quarter of 2013, we began incurring professional service fees related to non-routine corporate governance and shareholder matters. We believe these fees are not representative of the ongoing operating costs of the company.

Forward Looking Statements
This press release contains forward-looking statements, including statements relating to revenue and earnings growth, customer adoption of the full breadth of our Application Performance Platform, and other forward opportunities. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; customer adoption rate of our products and our Application Performance Platform; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2013, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed
Riverbed, at more than $1 billion in annual revenue, is the leader in Application Performance Infrastructure, delivering the most complete platform for Location-Independent Computing. Location-Independent Computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 25,000+ customers include 97% of both the Fortune 100 and the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT
Riverbed Technology
Shanye Hudson, 415-247-4709
shanye.hudson@riverbed.com

MEDIA CONTACT
Riverbed Technology
Shawn Dainas, 415-527-4537
shawn.dainas@riverbed.com

###

Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue:
Product	$144,914	$143,483	$295,075	$291,523
Support and services	119,112	106,427	234,367	204,526
Total revenue	264,026	249,910	529,442	496,049
Cost of revenue:
Cost of product	36,388	40,463	74,669	81,363
Cost of support and services	32,633	29,893	64,264	57,935
Total cost of revenue	69,021	70,356	138,933	139,298
Gross profit	195,005	179,554	390,509	356,751
Operating expenses:
Sales and marketing	110,690	113,373	225,435	229,094
Research and development	51,298	51,018	101,945	99,979
General and administrative	20,279	18,321	39,404	37,435
Acquisition-related costs	272	7,067	2,940	11,203
Total operating expenses	182,539	189,779	369,724	377,711
Operating profit	12,466	(10,225)	20,785	(20,960)
Interest expense and other, net	(2,713)	(5,909)	(5,426)	(12,273)
Income (loss) before provision for income taxes	9,753	(16,134)	15,359	(33,233)
Provision for (benefit from) income taxes	2,988	387	5,306	(8,602)
Net income (loss)	$6,765	$(16,521)	$10,053	$(24,631)
Net income (loss) per share, basic	$0.04	$(0.10)	$0.06	$(0.15)
Net income (loss) per share, diluted	$0.04	$(0.10)	$0.06	$(0.15)
Shares used in computing basic net income (loss) per share	160,580	163,995	160,385	163,681
Shares used in computing diluted net income (loss) per share	164,650	163,995	164,982	163,681

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands
Unaudited

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$217,611	$208,022
Short-term investments	207,162	251,339
Trade receivables, net	108,560	93,836
Inventory	17,504	25,025
Deferred tax assets	17,255	7,222
Prepaid expenses and other current assets	62,905	49,016
Total current assets	630,997	634,460
Long-term investments	95,092	72,675
Fixed assets, net	75,953	57,810
Goodwill	704,305	704,305
Intangible assets, net	361,129	404,467
Deferred tax assets, non-current	—	74
Other assets	21,435	23,807
Total assets	$1,888,911	$1,897,598
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,390	$45,518
Accrued compensation and benefits	40,816	51,988
Other accrued liabilities	52,639	36,520
Current maturities of long-term borrowings	15,000	15,000
Deferred revenue	231,142	217,131
Total current liabilities	380,987	366,157
Deferred revenue, non-current	87,863	95,344
Borrowings, non-current, net of current maturities	502,500	510,000
Deferred tax liability, non-current	42,789	48,548
Other long-term liabilities	50,993	48,910
Total long-term liabilities	684,145	702,802
Stockholders' equity:
Common stock	688,133	702,928
Retained earnings	135,348	125,295
Accumulated other comprehensive income	298	416
Total stockholders' equity	823,779	828,639
Total liabilities and stockholders' equity	$1,888,911	$1,897,598

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Six months ended June 30,
	2014	2013
Operating activities:
Net income (loss)	$10,053	$(24,631)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	57,047	62,780
Stock-based compensation	43,321	50,055
Deferred taxes	(15,715)	(32,867)
Excess tax benefit from employee stock plans	(5,245)	(4,683)
Other non-cash items	454	1,213
Changes in operating assets and liabilities:
Trade receivables	(14,724)	19,915
Inventory	7,521	(3,690)
Prepaid expenses and other assets	(11,008)	(6,136)
Accounts payable	(4,771)	(8,282)
Accruals and other liabilities	7,029	(11,384)
Income taxes payable	1,602	(1,974)
Deferred revenue	6,530	40,257
Net cash provided by operating activities	82,094	80,573
Investing activities:
Capital expenditures	(31,208)	(12,627)
Purchase of available for sale securities	(170,606)	(229,009)
Proceeds from maturities of available for sale securities	166,314	161,250
Proceeds from sales of available for sale securities	25,145	15,045
Acquisitions, net of cash acquired	—	(1,000)
Net cash used in investing activities	(10,355)	(66,341)
Financing activities:
Proceeds from issuance of common stock under employee stock plans	48,491	49,813
Taxes paid related to net shares settlement of equity awards	(8,171)	(4,289)
Payments for repurchases of common stock	(100,038)	(75,078)
Payment of borrowings	(7,500)	(50,015)
Excess tax benefit from employee stock plans	5,245	4,683
Net cash used in financing activities	(61,973)	(74,886)
Effect of exchange rate changes on cash and cash equivalents	(177)	(1,192)
Net increase (decrease) in cash and cash equivalents	9,589	(61,846)
Cash and cash equivalents at beginning of period	208,022	280,509
Cash and cash equivalents at end of period	$217,611	$218,663

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue by Geography
Americas	$154,744	$160,818	$156,850	$315,562	$314,992
Europe, Middle East and Africa	69,421	69,030	59,397	138,451	117,231
Asia Pacific	39,861	35,568	33,663	75,429	63,826
Total revenue	$264,026	$265,416	$249,910	$529,442	$496,049
As a percentage of total revenues:
Americas	59%	61%	63%	60%	63%
Europe, Middle East and Africa	26%	26%	24%	26%	24%
Asia Pacific	15%	13%	13%	14%	13%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$22,519	$31,400	$42,988	$53,918	$91,957
Indirect	241,507	234,016	206,922	475,524	404,092
Total revenue	$264,026	$265,416	$249,910	$529,442	$496,049
As a percentage of total revenues:
Direct	9%	12%	17%	10%	19%
Indirect	91%	88%	83%	90%	81%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Reconciliation of Total revenue:
U.S. GAAP as reported	$264,026	$265,416	$249,910	$529,442	$496,049
Adjustments:
Deferred revenue adjustment (6)	374	509	4,842	883	11,321
As adjusted	$264,400	$265,925	$254,752	$530,325	$507,370

Reconciliation of Net income (loss):
U.S. GAAP as reported	$6,765	$3,288	$(16,521)	$10,053	$(24,631)
Adjustments:
Stock-based compensation (1)	21,572	21,749	25,529	43,321	50,055
Payroll tax on stock-based compensation (2)	1,196	298	1,076	1,494	1,469
Amortization of intangibles (3)	21,328	22,010	25,818	43,338	52,128
Acquisition-related costs (5)	292	2,730	7,751	3,022	12,315
Inventory fair value adjustment (4)	—	—	191	—	1,700
Deferred revenue adjustment (6)	374	509	4,842	883	11,321
Other expense (7)	3,065	2,396	—	5,461	—
Income tax adjustments (8)	(11,983)	(12,574)	(12,127)	(24,557)	(29,141)
As adjusted	$42,609	$40,406	$36,559	$83,015	$75,216

Reconciliation of Net income (loss) per share, diluted:
U.S. GAAP as reported	$0.04	$0.02	$(0.10)	$0.06	$(0.15)
Adjustments:
Stock-based compensation (1)	0.13	0.13	0.15	0.26	0.30
Payroll tax on stock-based compensation (2)	0.01	—	0.01	0.01	0.01
Amortization of intangibles (3)	0.13	0.14	0.15	0.26	0.31
Acquisition-related costs (5)	—	0.02	0.05	0.02	0.07
Inventory fair value adjustment (4)	—	—	—	—	0.01
Deferred revenue adjustment (6)	—	—	0.03	0.01	0.07
Other expense (7)	0.02	0.01	—	0.03	—
Income tax adjustments (8)	(0.07)	(0.08)	(0.07)	(0.15)	(0.17)
As adjusted	$0.26	$0.24	$0.22	$0.50	$0.45
Non-GAAP Net income per share, basic	$0.27	$0.25	$0.22	$0.52	$0.46
Non-GAAP Net income per share, diluted	$0.26	$0.24	$0.22	$0.50	$0.45

Shares used in computing basic net income per share	160,580	160,190	163,995	160,385	163,681
Shares used in computing diluted net income per share	164,650	165,313	168,126	164,982	168,770

Non-GAAP adjustments:
Product revenue	$24	$33	$—	$57	$—
Support and services revenue	350	476	4,842	826	11,321
Cost of product	11,021	11,437	12,413	22,458	26,025
Cost of support and services	2,488	2,366	2,506	4,854	4,367
Sales and marketing	19,478	21,269	24,821	40,747	50,300
Research and development	7,856	7,682	9,668	15,538	17,406
General and administrative	6,338	3,761	3,890	10,099	8,366
Acquisition-related costs	272	2,668	7,067	2,940	11,203
Provision for income taxes	(11,983)	(12,574)	(12,127)	(24,557)	(29,141)
Total Non-GAAP adjustments	$35,844	$37,118	$53,080	$72,962	$99,847

_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisitions is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs, including transaction costs, integration costs, employee retention and severance costs, restructuring costs, write-down of certain acquired in-process research and development intangibles, and revaluation of the fair value of contingent consideration, are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) Other expense, net, includes expenses associated with non-routine corporate governance and shareholder matters and rent expense related to the new corporate headquarters, which is the amount of straight-line rent expense incurred from the date we gained the right to access to the facility for construction purposes prior to the date of occupancy in May 2014. (8) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.